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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Current Report of Key Energy Group, Inc. on Form 8-K of our reports dated January 23, 1997 and February 7, 1997, on our audits of the financial statements of Ram Oil Well Service, Inc. as of December 31, 1995 and 1996 and Rowland Trucking Co. Inc. as of December 31, 1995 and 1996, respectively.


                                                /s/ JOHNSON, MILLER & CO.

                                                Johnson, Miller & Co.


Hobbs, New Mexico
November 17, 1997